Baker Hughes Declares Increase in Quarterly Dividend
HOUSTON (May 9, 2014) - Baker Hughes Incorporated (NYSE: BHI) announced today that the Board of Directors declared the regular quarterly cash dividend of $0.17 per share of common stock payable August 15, 2014, to holders of record on August 4, 2014. This represents a $0.02 or 13% increase per share over the previous quarter's dividend of $0.15 per share of common stock.
“The increase to our dividend is a result of recent earnings growth, and reflects our commitment to deploy capital in a way which best benefits our shareholders,” said Chairman and Chief Executive Officer, Martin S. Craighead.
Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company's 59,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.

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Media Relations:	Melanie Kania, +713.439.8303, melanie.kania@bakerhughes.com
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Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com